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                                                                  EXHIBIT (a)(5)

                           Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock

                                       of

                         CSI Computer Specialists, Inc.

                                       at

                               $1.00 Net Per Share

                                       by

                            Interactive Systems, Inc.


               -----------------------------------------------------------------
               THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON TUESDAY, MAY 23, 2000, UNLESS THE OFFER IS EXTENDED

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To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated April 26, 2000 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal," which together with the Offer to Purchase, as amended or supplemented from time to time, collectively constitute the "Offer") relating to the offer by Interactive Systems, Inc., a Virginia corporation (the "Purchaser"), to purchase all outstanding shares of Common Stock, par value $0.001 per share (the "Common Shares"), of CSI Computer Specialists, Inc., a Delaware corporation (the "Company"), at a purchase price of $1.00 per Common Share, net to the seller in cash (less any required withholding taxes), without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Holders of Common Shares whose certificates for such Common Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to Continental Stock Transfer & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Common Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF COMMON SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH COMMON SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER COMMON SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Common Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

1. The tender price is $1.00 per Common Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

2. The Offer is being made for all outstanding Common Shares not already owned by Donald C. Weymer, the Purchaser's founder, Chief Executive Officer, President, a Director and 98% shareholder.

3. The Board of Directors of the Company has determined that, based on the Company's current financial condition, its inability to obtain financing for its operations, recent bid prices for the Common Shares on the OTC Bulletin Board and the Company's current book value, the Offer is in the best interests of the Company and its stockholders and has voted to recommend to the Company stockholders acceptance of the Offer. The Board of Directors of the Company recommends that the Company's stockholders tender their Common Shares pursuant to the Offer.

4. The Offer is subject to certain customary closing conditions set forth in the Offer to Purchase. See Section 10, "Conditions of the Offer," of the Offer to Purchase.

5. Any stock transfer taxes applicable to the sale of Common Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

6. The Offer and withdrawal rights will expire at 5:00 P.M., Eastern Time, on Tuesday, May 23, 2000, unless the Offer is extended.

               7. Payment for Common Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Common Shares into the account maintained by the Depositary at The Depository Trust Company, pursuant to the procedures set forth in Section 3, "Procedures for Accepting the Offer and Tendering Shares," of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal.
               Accordingly, payment may not be made to all tendering stockholders at the same time, depending upon when Share
               Certificates or confirmations of book-entry transfer of such Common Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

     If you wish to have us tender any or all of the Common Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the last page of this letter. If you authorize the tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified on the last page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Common Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Common Shares in such state.

             Instructions With Respect to the Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock

                                       of

                         CSI Computer Specialists, Inc.

                                       by

                            Interactive Systems, Inc.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated April 26, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer") in connection with the offer by Interactive Systems, Inc., a Virginia corporation (the "Purchaser"), to purchase all outstanding shares of Common
Stock, par value $0.001 per share (the "Common Shares"), of CSI Computer Specialists, Inc., a Delaware corporation, at a purchase price of $1.00 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender to the Purchaser the number of Common Shares indicated below (or if no number is indicated below, all Common Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Common Shares
to Be Tendered:            Common Shares*

                                                                       SIGN HERE

                                  Signature(s)

                                                     Please print name(s)

                                     Address

                                                    Area Code & Telephone Number

                                                     Tax Identification and
                                                     Social Security Number(s)

* Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.